Exhibit 99.3

Amended and Restated Consultancy Agreement

This Amended and Restated Consultancy Agreement dated effective December 13, 2021 (“Effective Date”), sets forth the amended and restated terms of engagement of Bennett Nussbaum as Interim Chief Financial Officer (“Interim CFO”) with Purple Innovation, Inc. (the “Company”).

Term. Engagement, which commenced August 19, 2021, shall continue through August 19, 2022 (the “Term”). Notwithstanding the Term period, the engagement may be terminated at any time, and both parties to this agreement shall be free to terminate this engagement at any time, for any reason; provided, however, the engagement shall end on the last day of the Term unless renewed by the Company and agreed to by Interim CFO. In the event the engagement is terminated (other than by the Company for Cause (as defined below)) prior to the end of the Term, the effective date of the termination shall be two (2) weeks from the notice of early termination unless it is terminated by the Company for Cause in which case termination shall occur as of the date of notice of early termination.

Renewal. The Company may renew this agreement for additional one (1) month terms (each being a “Renewal Term”) replacing the beginning and ending dates as appropriate. The Company may renew by giving sixty (60) days written notice of renewal prior to the end of the Term or ten (10) calendar days written notice of renewal prior to the end of the Renewal Term.

Position and Responsibilities. During the Term, Executive will serve as Interim Chief Financial Officer (“Interim CFO”), while the Company recruits a permanent Chief Financial Officer. Interim CFO shall report directly to the Chief Executive Officer (“CEO”). Interim CFO shall be responsible for the ordinary and customary duties of a Chief Financial Officer of a public company until the Company hires a permanent Chief Financial Officer. Once the Company hires a permanent Chief Financial Officer, the Company’s Chief Executive Officer may modify Interim CFO’s title and responsibilities in his or her sole discretion, provided, however, that such role will continue to be considered a C-suite role reporting to the CEO. Interim CFO shall not be precluded from serving on the board of directors of other corporations who do not compete with the Company and/or non-profit organizations, subject to the Company’s prior written consent, said consent shall not be unreasonably withheld. CEO and Board have previously approved Interim CFO service on a board of Columbia University. The Interim CFO’s engagement shall be full-time and performed by Interim CFO at the Company’s headquarters or remotely at the discretion of the CEO in accordance with the Company’s remote work policies.

Compensation. Interim CFO shall receive compensation in the total amount of $600,000 for the entirety of the Term, with credit given for payments received to date, and $50,000 for any Renewal Term, payable over each bi-monthly period (“Compensation”). The Interim CFO will be responsible for payment of all taxes and obligations arising from these payments. These and other compensation payments will be reported by the Company on an IRS Form 1099-MISC. Unless Interim CFO’s engagement is terminated by the Company for Cause or by Interim CFO for any reason, payment of the Compensation shall be guaranteed through the end of the Term and any subsequent Renewal Term. In the event Interim CFO’s engagement is terminated by the Company without Cause before the end of the Term or any Renewal Term, the Company shall pay the unpaid Compensation payable through the end of the Term or, if applicable, any Renewal Term (the “Payout”), provided Interim CFO executes and does not revoke a general release in the form attached hereto as Exhibit A (“Release”). The Payout shall be paid to Interim CFO no later than two (2) weeks from such notice of the termination without Cause or last day of service whichever is sooner. For the avoidance of doubt, the Payout under this section shall not be paid to Interim CFO in the event of a termination by Interim CFO for any reason other than a breach by Company of this Agreement or a termination by the Company for Cause.

Additional Compensation.

I.	Non-discretionary Additional Compensation: Provided Interim CFO executes and does not revoke the Release, additional compensation in the total amount of $200,000 shall be paid to Interim CFO as provided herein, and $16,666.67 at the end of each Renewal Term, unless engagement under this agreement is terminated earlier by the Company for Cause or by Interim CFO for any reason other than a breach by Company of this Agreement. The additional $200,000 in non-discretionary compensation provided for herein shall accrue and be paid in two equal installments no later than two (2) weeks following each of February 19, 2022 and August 19, 2022, respectively, and any additional non-discretionary amounts no later than two (2) weeks following the end of each Renewal Term (each date being an “Accrual Date”).

II.	Discretionary Additional Compensation. The Company may give additional discretionary payments of up to a total of $300,000 at the discretion of the CEO. The additional discretionary amounts of up to $300,000 are to be determined by the CEO and the amounts paid, if any, shall be made within 10 days of February 19, 2022 and August 19, 2022. For the avoidance of doubt, no additional compensation under this section shall be paid to Interim CFO in the event of a termination before the respective Accrual Date by Interim CFO for any reason other than a breach by Company of this Agreement or a termination by the Company for Cause.

Cause. For purposes of this Agreement, “Cause” means Interim CFO’s (i) failure to perform reasonable and lawful duties assigned by the Company’s Chief Executive Officer or the Company’s board of directors (the “ Board”), or material violation of this Agreement or any lawful rule or policy established by the Company and applicable to a contractor, and such failure, refusal or violation continues uncured for a period of fifteen (15) days after written notice from the Company to Executive specifying the failure, refusal or violation and the Company’s intention to terminate this Agreement for Cause, if uncured; (ii) conviction or plea of guilty/nolo contendere to a felony, or perpetration of a serious dishonest act against the Company or any affiliates; (iii) willful misconduct, including (a) conduct which does or which could reasonably be expected to bring the Company or its affiliates into public disgrace or embarrassment; (b) misappropriation of funds, (c) personal profit or attempted personal profit in connection with a Company transaction, (d) misrepresentation to the Board of the financial results, financial condition or other material business results of the Company, or (e) violation of law or regulations on Company premises; (iv) an act of moral turpitude, fraud dishonesty, theft, or unethical business conduct, any of which is or could reasonably be expected to be materially injurious to the Company’s reputation; (v) aiding a competitor which adversely affects Company; (vi) misappropriation of a Company opportunity for personal benefit; (vii) material compromise of Company trade secrets or other confidential and proprietary information of the Company or its affiliates; or (viii) alcoholism or drug abuse that materially affects performance.

Incentive Compensation. If Interim CFO remains in service with the Company until August 19, 2022 and the Volume Weighted Average Price (“VWAP”) per share of the Company’s common stock on NASDAQ during the thirty (30) trading days immediately preceding August 19, 2022 is in excess of $26.00 per share, the Company will pay Interim CFO a cash payment equal to the amount per share in excess of $26.00 per share, but in no event greater than $36.00 per share, multiplied by a factor of 20,000. Such amount shall be paid to Interim CFO within two (2) weeks following August 19, 2022. If the Company terminates Interim CFO without Cause before August 19, 2022 and the VWAP per share of the Company’s common stock on NASDAQ during the thirty (30) trading days immediately preceding Interim CFO’s last day of service is in excess of $26.00 per share, the Company will pay Interim CFO a cash payment equal to the amount per share in excess of $26.00 per share, but in no event greater than $36.00 per share, multiplied by a factor of 20,000. Such amount shall be paid to Interim CFO within two (2) weeks following his last day of service. If before August 19, 2022, the Company terminates Interim CFO’s service for Cause or the Interim CFO ends his service for any reason, other than a breach by Company of this Agreement, no payment will be made to Interim CFO under this paragraph.

Stock Appreciation Rights. Subject to approval of the Board, effective as of the Effective Date, Interim CEO will be granted cash-settled stock appreciation rights for 20,000 shares of the Company’s common stock pursuant to the Company’s 2017 Equity Incentive Plan (“EIP”) with a Strike Price (as defined in the EIP) equal to the VWAP of the shares on NASDAQ during the thirty (30) trading days immediately preceding the Effective Date (the “SARs”). The SARs shall vest if Interim CFO remains in continuous service with the Company pursuant to this Agreement through August 19, 2022, and if vested the amount payable to Interim CFO shall be calculated as the excess, if any, of the NASDAQ price closing per share on August 19, 2022, or the next trading day if for whatever reason trading is closed on that day over the Strike Price. This SARs-related compensation shall be paid in equal installments over twelve (12) months, in accordance with the Company’s regular payroll practices, commencing on the Company’s first payroll date immediately following August 19, 2022.

Business Expense Reimbursement. Interim CFO shall be reimbursed all reasonable and documented business-related expenses incurred in connection with Interim CFO’s services, provided such expenses are incurred in accordance with the Company’s policies and procedures regarding business expenses. For the avoidance of doubt, travel expenses shall include but not be limited to weekly air, auto, and/or other transportation expenses for travel to and from the Company’s headquarters and nearby lodging. International travel shall be no less than business class.

Insurance Coverage. The Interim CFO shall be covered by all insurance policies (including D&O Liability Insurance) available to other senior management of the Company. If there is a conflict in such policies and this provision, this provision shall prevail. The Company represents it carries, will continue to carry, and keep in full force and effect, proper insurance coverage in scope, terms, and size appropriate for a company of the size and nature of the Company. In the event the Company does not have proper coverage at any time, the Company agrees to indemnify and hold harmless the Interim CFO for all costs, expenses, liabilities, losses, judgments, fines, legal, and accounting fees, or other to be paid in settlement, in defense, or otherwise suffered by the Interim CFO by virtue of this consulting agreement with the Company or its agents, in the form of the Company’s indemnification agreements entered into with other senior management.

No Other Benefits. Interim CFO is not an employee of the Company and shall not be eligible to participate in the Company’s benefits programs, such as health, dental, and vision insurance plans, as well as life insurance and the Company’s 401(k) plan. Interim CFO shall not be required to work during acknowledged days off during sick leave, holidays and other excused absences as recognized by the Company in accordance with its policies for its employees.

Drug/Alcohol Testing. By accepting this engagement, Interim CFO represents that he is free of inappropriate drug or alcohol use, and further agrees to submit to a drug/alcohol screening test as reasonably requested by the Company. Interim CFO accepts that the Company has a smoke-free workplace policy and a drug/alcohol-free workplace program which could include ongoing random or comprehensive testing of all employees including consultants.

Restrictive Covenants. During the period commencing on the Effective Date and ending three months following the latest of the expiration of the Term, any Renewal Term or Interim CEO’s termination of service with the Company (the “Restricted Period”), Interim CEO shall not directly or indirectly (whether for compensation or without compensation), as principal, agent, owner, partner, employee, consultant, shareholder, member, director, manager or officer, as the case may be, or otherwise howsoever (other than as the holder of an ownership interest of not more than 1% of the total outstanding stock of a publicly traded entity):

(i) own, operate, be engaged in or connected with the operation of or have any financial interest in or advance, lend money to, guarantee the debts or obligations of or permit Interim CFO’s name or part thereof to be used or employed in any operation, whether a proprietorship, partnership, joint venture, company or other entity, legal or otherwise, whatsoever, or otherwise carry on or engage in any activity or business similar to the Company’s business or be connected or involved in any manner whatsoever in any activity or business similar to the Company’s business in whole or in part; provided, however, that such restrictions shall not preclude Interim CFO from owning up to 1% of the totally outstanding stock of a publicly traded entity. For purposes of the foregoing, the term “Business” means the business of designing, manufacturing, distributing and selling mattresses, bedding and cushioning products and such other products designed, manufactured, distributed or sold by the Company within the twelve-month period immediately preceding the date Interim CFO’s service with the Company ceased.

(ii) solicit, or attempt to obtain business from, accept business from or contact any current or former (A) customer of the Company regarding activity or business similar to the Company’s activities or business in whole or in part or (B) material supplier of goods or services integral to the production of the Company’s products regarding the Business; or

(iii) induce or attempt to induce any Company employee to terminate employment with the Company, hire or participate in the hiring of any Company employee or independent contractor, or interfere with or attempt to disrupt the relationship, contractual or otherwise, between the Company and any Company employee or independent contractor. For purposes of this paragraph, a Company employee or independent contractor means any person employed or contracted by the Company during the Term or any Renewal Term.

Company Policies. Interim CFO shall comply with all Company policies and procedures and acknowledges that as a condition of this engagement Interim CFO shall sign additional agreements preserving Company’s rights in its intellectual property and other assets, including confidentiality, non-compete, and non-solicitation agreements, in the Company’s usual forms. All such agreements signed prior to the Effective Date shall continue to be in full force and effect.

Clawback. All remuneration provided Interim CFO pursuant to this Agreement shall be subject to forfeiture or clawback in accordance with the Company’s clawback policy.

Corporate Opportunity. During this engagement, Interim CFO shall submit to the Company all business, commercial and investment opportunities or offers presented to him or of which he is aware related to the business of the Company. Unless approved by the Board, Interim CFO shall not accept or pursue, directly or indirectly, any such corporate opportunities on his own behalf.

Cooperation. Interim CFO shall during and after the Term, subject to the Company providing reimbursement for out-of-pocket expenses, including but not limited to accounting fees and legal fees, cooperate with the Company in any internal investigations or administrative, regulatory, or judicial proceedings or matters as reasonably requested by the Company, including without limitation being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into his possession, all at times and on schedules that are reasonably consistent with his other permitted activities and commitments. The Company represents that no such matters that would take Interim CFO away from the usual duties of a CFO are pending or ongoing at this time. For the avoidance of doubt, in the event Interim CFO no longer is engaged by the Company as Interim CFO, he shall be given a reasonable per diem to compensate him for his time incurred in complying with his obligations under this provision and all requirements shall reasonably take into account any of Executive’s subsequent business obligations.

Counterparts. This agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute an agreement between each of the parties, hereto, notwithstanding that all of the parties are not signatories to the original or same counterpart.

Severability. Should any part, term, or provision of this agreement be declared or determined by a court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and shall remain in effect.

Miscellaneous. This agreement between the parties shall be construed in accordance with the laws of the State of Utah and, together with other reasonable customary agreements, including those referenced herein, that Interim CFO is requested to sign as a condition of his engagement, constitutes the entire agreement and understanding of the undersigned. It shall be binding upon, and inure to, the benefit of the undersigned parties hereto, any successors to or assigns of the Company, Interim CFO’s heirs, beneficiaries, executors, estates, and/or personal representatives. The undersigned Company representative acknowledges that he has been properly authorized to enter into this agreement and with the approval of the Board. This agreement replaces and supersedes all prior agreements the Company had with the Interim CFO regarding the provision of Interim CFO services.

IN WITNESS WHEREOF, the parties hereto, being fully authorized, have caused this Consultancy Agreement to be duly executed as of the date first above written.

Purple Innovation, Inc.

/s/ Casey K. McGarvey		Date:	December 13, 2021
By:	Casey K. McGarvey
Title:	Chief Legal Officer

/s/ Bennett L. Nussbaum		Date:	December 13, 2021
Bennett L. Nussbaum

Exhibit A

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (hereinafter “Agreement”) is entered into as of the Effective Date (as defined in Section 17 of this Agreement), by and between Bennett Nussbaum (hereinafter “Consultant”), on the one hand, and Purple Innovation, Inc, a Delaware corporation (hereinafter “Company”), on the other hand.

RECITALS

WHEREAS, Consultant is engaged by Company as its Interim Chief Financial Officer;

WHEREAS, Consultant and Company are parties to an Amended and Restated Consulting Agreement dated as of December 13, 2021, as amended (the “Consulting Agreement”); and

WHEREAS, Company and Consultant wish to enter into this Agreement to document the Agreement that has been reached between them regarding Consultant’s termination of Company service.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, and intending to be legally bound thereby, Company and Consultant covenant and agree as follows:

1. Termination of Service. Company and Consultant agree that Consultant’s service with Company will terminate effective as of _______________ (the “Termination Date”). Effective as of the Termination Date, Consultant hereby resigns from all positions Consultant holds as an officer or otherwise with respect to Company, its subsidiaries and affiliates, including but not limited to his position as Interim Chief Executive Officer.

2. Consideration. In exchange for Consultant’s execution and non-revocation of this Agreement, Company agrees to provide Consultant with consideration consisting of $______________ (the “Consideration”). Consultant acknowledges and agrees that he would not otherwise be entitled to the Consideration but for his execution and non-revocation of this Agreement.

Representations and Obligations of Consultant

3. Release and Waiver. In exchange for the Consideration described in Section 2 above, Consultant, on behalf of himself, and his heirs, executors, administrators, and assigns, hereby fully and forever unconditionally releases and discharges Company, all of its past and present parent, subsidiary, affiliated and related corporations, partnerships, or companies, their predecessors, successors and assigns, together with their divisions and departments, and all past or present owners, officers, directors, employees, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs)(hereinafter referred to collectively as “Releasees”), and Consultant covenants not to sue or assert against Releasees, for any purpose, any and all claims, administrative complaints, demands, actions and causes of action, of every kind and nature whatsoever, whether at law or in equity, based in whole or in part upon any act, omission or event, occurring on or before the date Consultant executes this Agreement, without regard to Consultant’s present actual knowledge of the act, omission or event, which Consultant may now have, or which Consultant, or any person acting on Consultant’s behalf may at any future time have or claim to have, including specifically, but not by way of limitation, matters which may arise under any federal, state or local law, including but not limited to the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, sections 1981 through 1988 of Title 42 of the United States Code, the Occupational Safety and Health Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Families First Coronavirus Response Act, the CARES Act, the Consolidated Appropriations Act of 2021, the American Rescue Plan Act of 2021, the California Fair Employment and Housing Act, California Labor Code Section 200 et seq., California Business and Professions Code Section 17200, et seq., any applicable California Industrial Welfare Commission order, the Utah Labor Code, and any other local, state or federal law, as well as any and all claims grounded in common law, contract, quasi-contract, tort or equitable theories. However, Consultant is not releasing (i) any of the few claims that the law does not permit Consultant to release by private agreement; (ii) Consultant’s right to enforce this Agreement, (iii) Consultant’s rights as a holder of equity, if applicable, or (iv) Consultant’s remaining rights under the Consulting Agreement . The Releasees are intended to be third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Releasees hereunder.

Consultant expressly waives the protection of Section 1542 of the Civil Code of the State of California and any analogous rule or principle of any other jurisdiction. Section 1542 provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party

4. Non-Disparagement and Social Media. Consultant agrees that Consultant shall not make any disparaging, derogatory and/or defamatory statements, remarks or comments regarding Company, its officers, agents, products, employees, consultants and/or services either expressly or by implication either orally, in writing or via electronic media. Consultant further agrees that Consultant shall not make any statement or criticism, nor take any action which is adverse to the interests of or that would cause Company, its parent, affiliates, subsidiaries, divisions, or its current and former directors, agents, shareholders, employees, consultants or executives embarrassment or humiliation or otherwise cause or contribute to such entity or person being held in disrepute by the public or Company’s consultants, clients or customers. This provision prohibits the making of any disparaging statements, remarks and/or comments regardless of the truthfulness of the statement. Company will decide in its sole discretion on the content and method of communicating the announcement of Consultant’s termination of service and Consultant will not announce the termination of service (except to members of Consultant’s immediate family, counsel or tax or financial advisors) either in writing, orally, or via electronic media, without the prior written approval of Company. Nothing in this Agreement restricts or prohibits Consultant from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. Violation of the obligations of this paragraph shall result in a forfeiture of Consultant’s rights under this Agreement and recapture of all compensation and benefits paid to Consultant under this Agreement. The Company shall instruct the current members of its Board of Directors and the Company’s current executive officers not to make any disparaging, derogatory and/or defamatory statements, remarks or comments regarding Consultant in any manner.

5. Return of Company Property, Access to Accounts and Confidential Information. Consultant represents and warrants that as of the Termination Date, Consultant will return to Company all property of Company within Consultant’s possession, custody or control. Consultant’s access to Company’s Google Docs or any other accounts as well as access to the Company’s administrative accounts was terminated as of the Termination Date. Consultant agrees to not disclose to any third parties or use (or enable anyone else to use) any confidential information of Company (meaning any information which is not readily available in the public domain) including, but not limited to, marketing plans, accounting information, employee data, customer data or information, consultant data or information, or supplier or vendor data or information. The recitation of these obligations in this Agreement is in addition to, and not in lieu of, Consultant’s obligations in any other agreement with the Company.

6. Cooperation: Notwithstanding Section 2 above, Consultant, subject to the Company providing reimbursement for out-of-pocket expenses, including but not limited to accounting fees and legal fees, cooperate with the Company in any internal investigations or administrative, regulatory, or judicial proceedings or matters as reasonably requested by the Company, including without limitation being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into his possession, all at times and on schedules that are reasonably consistent with his other permitted activities and commitments. Consultant shall be given a reasonable per diem to compensate him for his time incurred in complying with his obligations under this provision and all requirements shall reasonably take into account any of Executive’s subsequent business obligations.

7. No Transfer of Rights. Consultant warrants that Consultant has not assigned or transferred any right or claim described in the general release given in Section 5 above.

8. No Reliance on Extraneous Information. Consultant acknowledges that, in signing this general release, Consultant is not relying on any information provided to Consultant by Company, nor is Consultant relying upon Company to provide any information.

9. No Exit Incentive. The consideration provided under this Agreement is not offered in connection with any specific exit incentive or other employment termination program.

Miscellaneous Provisions

10. Governing Law and Venue. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Utah. Consultant and Consultant agree to resolve on an individual basis any disputes we may have with each other through final and binding arbitration. Consultant also agrees to resolve through final and binding arbitration any disputes Consultant has with any other Releasee who elects to arbitrate those disputes under this subsection. Arbitrations will be conducted by JAMS in accordance with its employment dispute resolution rules (and no other JAMS rules), except that if any provision of this section conflicts with the JAMS rules, then the provision of this section will prevail. This agreement to arbitrate does not preclude resort to or recovery through any government agency process or proceeding, including but not limited to those of the National Labor Relations Board and the Equal Employment Opportunity Commission (or its state and local counterparts). Except as otherwise may be required by law, the parties to the arbitration will bear their own costs and attorneys’ fees and share equally the JAMS fee and the arbitrator’s fee; provided, however, that the arbitrator at the conclusion of the arbitration will award costs and attorneys’ fees to the prevailing party, except where the fee-shifting law applicable to the claim(s) asserted provides otherwise. Consultant acknowledges that he understands this section’s arbitration requirements and that arbitration would be in lieu of a court or jury trial. The Federal Arbitration Act will govern this section, but if for any reason the FAA is held to be inapplicable, then the law of arbitrability of the State of Utah will apply. Notwithstanding any provisions of the JAMS rules, arbitration shall occur on an individual basis only, and a court of competent jurisdiction (and not an arbitrator) shall resolve any dispute regarding the formation, validity, or enforceability of any provision of this Agreement. Consultant waives the right to initiate, participate in or recover through any class or collective action. Any arbitration shall be conducted in Salt Lake City, Utah. Nothing in this paragraph shall limit the right of Company to enforce its rights under the restrictive covenants set forth in the Consulting Agreement by injunction or other request for equitable relief to a court of competent jurisdiction. Venue for any request for equitable relief shall be exclusively in the state or federal courts located in State of Utah.

11. Entire Agreement. This Agreement constitutes the sole and entire agreement between Company and Consultant and supersedes any and all understandings and agreements made prior hereto, if any. There are no collateral understandings, representations or agreements other than those contained herein. Notwithstanding this paragraph, nothing in this Agreement shall abrogate the non-competition and non-solicitation obligations of Consultant that exist in Consulting Agreement or any other agreement signed by Consultant while engaged by the Company or any confidentiality or intellectual property obligations Consultant may be bound to with the Company.

12. Modification. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing signed by the parties hereto.

13. No Admission of Liability. It is understood and agreed that the execution of this Agreement by Company is not to be construed as an admission of any liability on its part to Consultant other than to comply with the terms of this Agreement.

14. Attorney’s Fees. In any action to enforce or interpret the terms or provisions of this Agreement, the prevailing party in such action will be entitled to its reasonable attorneys’ fees and costs, arbitration fees, paralegal fees, expert witness fees, court filing fees, copying charges, and deposition transcription fees.

15. Older Workers’ Benefit Protection Act/ADEA Claims.

a. This section of the Agreement addresses Consultant’s release of claims arising under the ADEA, the federal law involving discrimination on the basis of age in employment (age 40 and above). This section is provided, in compliance with federal law, including but not limited to the ADEA and the Older Workers’ Benefit Protection Act of 1990, to ensure that Consultant clearly understands his rights so that any release of age discrimination claims under federal law (the ADEA) is knowing and voluntary on the part of Consultant.

b. Consultant represents, acknowledges and agrees that the Company has advised him, in writing through this subparagraph, to discuss this Agreement with an attorney, and to the extent, if any, that Consultant has desired, Consultant has done so; that the Company has given Consultant twenty-one (21) days from receipt of this Agreement to review and consider this Agreement before signing it, and Consultant understands that he may use as much of this twenty- one (21) day period as he wishes prior to signing; that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause him to sign this Agreement; that he has read this Agreement in its entirety, and fully understands and is aware of its meaning, intent, content and legal effect; and that he is executing this release voluntarily and free of any duress or coercion from any source.

c. The Parties acknowledge that for a period of seven (7) days following the Consultant’s execution of this Agreement, Consultant may revoke this Agreement. If revocation occurs, this Agreement shall not become effective or enforceable and Consultant will not receive the Consideration provided herein. If revocation does not occur, the Agreement shall become effective and enforceable upon the eighth (8th) day after it has been signed by Consultant (the “Effective Date”). To be effective, the revocation must be in writing and delivered to Company either by hand or by mail or email within the applicable 7-day revocation period. If delivered by mail, the revocation must be: (i) postmarked within the applicable 7-day revocation period; (ii) properly addressed to Purple Innovation, LLC, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043, Attention: Casey K. McGarvey and (iii) sent by certified mail, return receipt requested. If delivered by email, the revocation must be sent within the applicable 7-day revocation period to casey@purple.com with the subject line ‘REVOCATION OF TRANSITION AGREEMENT.’

d. This Agreement and its release of ADEA claims do not waive rights or claims under ADEA that may arise after the date the Agreement is executed.

16. Government and Agency Communication, Testimony, Charges, etc.: Nothing in this Agreement prevents Consultant from giving truthful testimony or truthfully responding to a valid subpoena, or communicating, testifying before or filing a charge with government or regulatory entities (such as the U.S. Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), U.S. Department of Labor (DOL), or U.S. Securities and Exchange Commission (SEC)). However, Consultant promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for himself personally with respect to any claims released by this Agreement.

17. Indemnification and D&O Insurance. Company confirms that Consultant will continue to be eligible to receive reimbursement under the Company’s D&O insurance policy and the indemnification agreement previously entered into between Company and Consultant, in accordance with the terms of the D&O insurance policy and such indemnification agreement, with respect to claims arising out of or relating to Consultant’s engagement with Company that are covered in accordance with the terms of such policy or agreement or under the Consulting Agreement.

18. Section 409A. The Parties intend that the payments and benefits provided under this Agreement shall be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). To the maximum extent possible, the provisions of this Agreement shall be interpreted and construed consistent with such intent. The Company makes no representation or guarantee that any or all of the payments and benefits described in this Agreement will be exempt from or comply with Section 409A.

ACKNOWLEDGMENT OF RECEIPT AND ELIGIBILITY TO ACCEPT AGREEMENT

By signing below, Consultant acknowledges receipt of this Agreement as of the date set forth above his signature and Consultant further acknowledges that Consultant is aware that Consultant has been given 21 days in which to consider whether to execute this Agreement from the date of receipt. By signing below, Consultant is merely acknowledging receipt of the Agreement for purposes of beginning the 21-day consideration period referenced in Section 15. It is understood that Consultant is not bound by this Agreement unless and until Consultant signs below under the heading “Accepted and Agreed” and after the lapse of the 7-day revocation period referenced in Section 17.

Receipt Acknowledged as of

Bennett Nussbaum

ACCEPTED AND AGREED:

Date:
Bennett Nussbaum

PURPLE INNOVATION, LLC,
a Delaware limited liability company

Date:	By:
Its:

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